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                                                                Exhibit 99.23(a)

                          LORD ABBETT INVESTMENT TRUST

                 AMENDMENT TO DECLARATION AND AGREEMENT OF TRUST

          The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware statutory trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration,
(i) a new class of shares for the Series of the Trust named the Balanced Series, to be designated the Class Y shares of such series; (ii) a new class of shares for the Series of the Trust named the Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund, to be designated the Class Y shares of such series; and (iii) a new class of shares for the Series of the Trust named the Lord Abbett U.S. Government & Government Sponsored Enterprises Fund, to be designated the Class Y shares of such series. Any variations between the new classes and such other classes of the Trust as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be set forth in the Declaration or elsewhere determined by the Board of Trustees of the Trust.

          This instrument shall constitute an amendment to the Declaration.

          IN WITNESS WHEREOF, the undersigned have executed this instrument this 11th day of August, 2004.


/s/ ROBERT S. DOW                       /s/ JULIE A. HILL
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Robert S. Dow                           Julie A. Hill


/s/ E. THAYER BIGELOW                   /s/ FRANKLIN W. HOBBS
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E. Thayer Bigelow                       Franklin W. Hobbs


/s/ WILLIAM H. T. BUSH                  /s/ C. ALAN MACDONALD
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William H. T. Bush                      C. Alan MacDonald


/s/ ROBERT B. CALHOUN, JR.              /s/ THOMAS J. NEFF
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Robert B. Calhoun, Jr.                  Thomas J. Neff